DELAWARE GROUP EQUITY FUNDS V
Registration No. 811-4997
FORM N-SAR
Semi-Annual Period Ended May 31, 2003
SUB-ITEM 771: Terms of new or amended securities
The response to sub-item 77I with respect to the Class R shares of the Delaware Retirement Income,
Delaware Small Cap Contrarian and Delaware
Small Cap Value Funds is incorporated by reference to Registrant's Post-Effective Amendment No. 31 filed with the Commission on May 7, 2003.